EXHIBIT 99.1

Contact:
Sean McHugh
Vice President, Investor Relations & Treasury
(404) 745-2889

CARTER'S, INC. REPORTS FIRST QUARTER FISCAL 2013 RESULTS

•	Net Sales $591 Million, Up 7%

•	EPS $0.69, Up 28%; Adjusted EPS $0.79, Up 41%

ATLANTA, April 25, 2013 -- Carter’s, Inc. (NYSE:CRI), the largest branded marketer in the United States of apparel exclusively for babies and young children, today reported its first quarter fiscal 2013 results.

“We exceeded our sales and earnings goals, and made good progress with our growth initiatives in the first quarter," said Michael D. Casey, Chairman and Chief Executive Officer. “Our sales growth was driven by our retail and eCommerce businesses. We also made good progress extending the reach of our brands into international markets, which we expect will provide new opportunities for growth in the years to come. We continue to have a positive outlook for our business and are expecting good growth in sales and earnings this year.”

First Quarter of Fiscal 2013 compared to First Quarter of Fiscal 2012

Consolidated net sales increased $39.3 million, or 7.1%, to $591.0 million.  Net domestic sales of the Company’s Carter’s brands increased $29.9 million, or 7.0%, to $456.6 million.  Net domestic sales of the Company’s OshKosh B’gosh brand decreased $4.7 million, or 6.0%, to $73.5 million.  Net international sales increased $14.2 million, or 30.3%, to $60.9 million.

Operating income in the first quarter of fiscal 2013 was $66.9 million, an increase of $13.1 million, or 24.4%, from $53.8 million in the first quarter of fiscal 2012.  First quarter fiscal 2013 pre-tax income includes expenses totaling approximately $9.5 million related to costs associated with the office consolidation, the revaluation of contingent consideration associated with the acquisition of Bonnie Togs in 2011, and costs associated with the previously-announced closure of the Company's Hogansville, Georgia distribution center in fiscal 2013. First quarter fiscal 2012 pre-tax income includes expenses totaling approximately $1.8 million related to the Hogansville distribution center closure and revaluation of the Bonnie Togs contingent consideration. Excluding the facility consolidation and closure-related costs and the acquisition-related expenses noted above, adjusted operating income in the first quarter of fiscal 2013 increased $20.8 million, or 37.4%, to $76.4 million. This compares to adjusted operating income of $55.6 million in the first quarter of fiscal 2012.

Net income in the first quarter of fiscal 2013 increased $9.1 million, or 28.3%, to $41.4 million, or $0.69 per diluted share, compared to $32.3 million, or $0.54 per diluted share, in the first quarter of fiscal 2012.  Excluding the facility consolidation and closure-related costs and the acquisition-related expenses noted above, adjusted net income in the first quarter of fiscal 2013 increased $14.0 million, or 41.7%, to $47.7 million, or $0.79 per diluted share. This compares to adjusted net income of $33.7 million, or $0.56 per diluted share, in the first quarter of fiscal 2012.

A reconciliation of income as reported under accounting principles generally accepted in the United States (“GAAP”) to adjusted income is provided at the end of this release.

Cash flow from operations in the first quarter of fiscal 2013 was $53.1 million compared to cash flow from operations of $82.4 million in the first quarter of fiscal 2012.  The decrease principally reflects increased earnings which were offset by changes in working capital.

Business Segment Results

Carter’s Segments
Carter’s retail segment sales increased $31.2 million, or 17.6%, to $208.4 million. The increase was driven by incremental sales of $19.3 million from new store openings and a 59.3% increase in eCommerce sales, or $13.3 million, as well as a comparable store sales increase of $0.8 million, or 0.6%. This growth was partially offset by $2.2 million in lower sales due to store closings. In the first quarter of fiscal 2013, the Company opened 12 Carter’s retail stores and closed two.  As of the end of the first quarter, the Company operated 423 Carter’s retail stores in the United States.

Carter’s wholesale segment sales decreased $1.3 million, or 0.5%, to $248.2 million.

OshKosh B’gosh Segments
OshKosh retail segment sales decreased $2.6 million, or 4.6%, to $55.3 million. The decrease reflects a comparable store sales decline of $4.7 million, or 9.5%, and $2.5 million in lower sales due to store closings. The decreases were partially offset by a 45.9% increase in eCommerce sales, or $2.8 million, and $1.7 million in sales from new store openings.  In the first quarter of fiscal 2013, the Company closed four OshKosh retail stores.  As of the end of the first quarter of fiscal 2013, the Company operated 164 OshKosh retail stores in the United States.

OshKosh wholesale segment sales decreased $2.1 million, or 10.3%, to $18.2 million.

International Segment
As previously announced, the Company completed a transaction with a former licensee in Japan on February 1, 2013, which enabled the Company to assume greater control over the distribution of its Carter's and OshKosh brands in the market. Japan operations are included in the Company's International business segment.

International segment sales increased $14.2 million, or 30.3%, to $60.9 million, principally driven by growth in the wholesale channel and the Company's Canadian retail store business. Canadian comparable store sales declined 3.9%, reflecting a 2.8% increase in Carter's / OshKosh co-branded stores and a 10.2% decline in Bonnie Togs stores. Japan operations contributed $3.5 million to segment sales.

Stock Repurchase Program
During the first quarter of fiscal 2013, the Company repurchased 156,600 shares of its common stock for $8.9 million at an average price of $57.10 per share pursuant to the previously-announced share repurchase authorizations. These authorizations have no expiration date. Subsequent to the end of the first quarter through April 24, 2013, the Company repurchased an additional 151,000 shares of its common stock for $8.9 million at an average price of $59.25 per share. Year-to-date through April 24, 2013, the Company has repurchased a total of 307,600 shares for $17.9 million at an average price of

$58.15 per share. The total remaining capacity under the existing Board of Directors authorizations was $41.0 million at April 24, 2013.

All repurchases were executed pursuant to a trading plan that meets the safe harbor requirements of Rule 10b5-1 of the Securities Act of 1933.

2013 Business Outlook
For the second quarter of fiscal 2013, the Company expects net sales will increase approximately 10% compared to net sales of $472 million in the second quarter of fiscal 2012. The Company expects adjusted diluted earnings per share to increase approximately 14% compared to adjusted diluted earnings per share of $0.37 in the second quarter of fiscal 2012. This forecast for second quarter fiscal 2013 adjusted earnings per share excludes anticipated expenses of approximately $13 million to $15 million related to the office consolidation, expenses totaling approximately $1 million to $2 million related to the acquisition of Bonnie Togs and the previously-announced distribution center closure, or other items the Company believes to be nonrepresentative of underlying business performance.

For fiscal 2013, the Company continues to expect net sales will increase approximately 8% to 10% compared to net sales of $2.4 billion in fiscal 2012. The Company expects adjusted diluted earnings per share to increase approximately 15% compared to adjusted diluted earnings per share of $2.85 in fiscal 2012. This forecast for fiscal 2013 adjusted diluted earnings per share excludes anticipated expenses of approximately $35 million to $39 million related to the office consolidation, expenses totaling approximately $5 million related to the acquisition of Bonnie Togs and the previously-announced distribution center closure, or other items the Company believes to be nonrepresentative of underlying business performance.

Conference Call
The Company will hold a conference call with investors to discuss first quarter fiscal 2013 results and its business outlook on April 25, 2013 at 8:30 a.m. Eastern Time. To participate in the call, please dial 913-981-5549. To listen to a live broadcast of the call on the internet, please log on to www.carters.com and select the “First Quarter 2013 Earnings Conference Call” link under the “Investor Relations” tab. Presentation materials for the call can be accessed under the same "Investor Relations" tab by selecting the “Webcasts & Presentations” link under the “News & Events” tab. A replay of the call will be available shortly after the broadcast through May 4, 2013, at 888-203-1112 (U.S. / Canada) or 719-457-0820 (international), passcode 7312326. The replay will also be archived on the Company's website.

About Carter's, Inc.
Carter's, Inc. is the largest branded marketer in the United States of apparel and related products exclusively for babies and young children. The Company owns the Carter's and OshKosh B'gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through more than 600 Company-operated stores in the United States, Canada, and Japan and on-line at www.carters.com and www.oshkoshbgosh.com. The Company's Just One You, Precious Firsts, and Genuine Kids brands are available at Target, and its Child of Mine brand is available at Walmart. Carter's is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.

Cautionary Language
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the Company's future performance, including, without limitation, statements with respect to the Company's anticipated financial results for the second quarter of fiscal 2013 and fiscal year 2013, or any other future period, assessment of the Company's performance and financial position, and drivers of the Company's sales and earnings growth.  Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected.  Factors that could cause actual results to materially differ include the risks of: losing one or more major customers; the Company's products not being accepted in the marketplace; changes in consumer preference and fashion trends; negative publicity; the Company failing to protect its intellectual property; the breach of the Company's consumer databases; increased production costs; deflationary pricing pressures; decreases in the overall level of consumer spending; disruptions resulting from the Company's dependence on foreign supply sources; the Company's foreign supply sources not meeting the Company's quality standards or regulatory requirements; disruption to the Company's eCommerce business or distribution facilities due to the planned transition or otherwise; disruptions in the Company's supply chain or in-sourcing capabilities resulting from sourcing through a single port or otherwise; the loss of the Company's principal product sourcing agent; increased competition in the baby and young children's apparel market; the Company being unable to identify new retail store locations or negotiate appropriate lease terms for the retail stores; the Company not adequately forecasting demand, which could, among other things, create significant levels of excess inventory; failure to achieve sales growth plans, cost savings, and other assumptions that support the carrying value of the Company's intangible assets; not attracting and retaining key individuals within the organization; failure to implement needed upgrades to the Company's information technology systems; disruptions resulting from the Company's transition of distribution functions to its new Braselton facility; charges related to the consolidation of certain Company offices into a new headquarters facility in Atlanta, Georgia being greater than estimated; the office consolidation not being completed during the expected time frame; the Company not achieving the expected benefits of the office consolidation; being unsuccessful in expanding into international markets and failing to successfully manage legal, regulatory, political and economic risks of international operations, including maintaining compliance with world-wide anti-bribery laws.  Many of these risks are further described in the most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission under the headings "Risk Factors" and "Forward-Looking

Statements."  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except for share data)
(unaudited)

	For the fiscal quarters ended
	March 30, 2013	March 31, 2012
Net sales	$591,009	$551,662
Cost of goods sold	347,947	356,923
Gross profit	243,062	194,739
Selling, general, and administrative expenses	185,361	149,705
Royalty income	(9,242)	(8,766)
Operating income	66,943	53,800
Interest expense, net	1,216	1,957
Other expense (income), net	460	306
Income before income taxes	65,267	51,537
Provision for income taxes	23,852	19,262
Net income	$41,415	$32,275

Basic net income per common share	$0.70	$0.55
Diluted net income per common share	$0.69	$0.54

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	For the fiscal quarters ended
	March 30, 2013	% of Total	March 31, 2012	% of Total
Net sales:
Carter’s Wholesale	$248,178	42.0%	$249,485	45.2%
Carter’s Retail (a)	208,429	35.3%	177,204	32.1%
Total Carter’s	456,607	77.3%	426,689	77.3%
OshKosh Retail (a)	55,345	9.4%	57,988	10.5%
OshKosh Wholesale	18,186	3.1%	20,274	3.7%
Total OshKosh	73,531	12.4%	78,262	14.2%
International (b)	60,871	10.3%	46,711	8.5%
Total net sales	$591,009	100.0%	$551,662	100.0%

Operating income (loss):		% of segment net sales		% of segment net sales
Carter’s Wholesale	$50,184	20.2%	$40,216	16.1%
Carter’s Retail (a)	39,784	19.1%	30,534	17.2%
Total Carter’s	89,968	19.7%	70,750	16.6%
OshKosh Retail (a)	(5,095)	(9.2)%	(7,339)	(12.7)%
OshKosh Wholesale	2,803	15.4%	619	3.1%
Total OshKosh	(2,292)	(3.1)%	(6,720)	(8.6)%
International (b) (c)	4,996	8.2%	6,903	14.8%
Total segment operating income	92,672	15.7%	70,933	12.9%
Corporate expenses (d) (e)	(25,729)	(4.4)%	(17,133)	(3.1)%
Total operating income	$66,943	11.3%	$53,800	9.8%

(a)	Includes eCommerce results.

(b)	Net sales includes international retail, eCommerce, and wholesale sales. Operating income includes international licensing income.

(c)	Includes charges of $0.9 million and $0.7 million for the first fiscal quarters of 2013 and 2012, respectively, associated with the revaluation of the Company’s contingent consideration.

(d)
Corporate expenses generally include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, building occupancy, information technology, certain legal fees, consulting, and audit fees.

(e)
Includes $0.6 million and $1.1 million in facility closure-related costs associated with the closure of a distribution facility located in Hogansville, GA, for the first fiscal quarters of 2013 and 2012, respectively, and $8.0 million related to the office consolidation, for the first fiscal quarter of 2013.

Certain prior year amounts have been reclassified for comparative purposes.

CARTER’S, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share data)
(unaudited)

	March 30, 2013	December 29, 2012	March 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$397,563	$382,236	$300,535
Accounts receivable, net	178,360	168,046	178,668
Finished goods inventories, net	284,525	349,530	265,691
Prepaid expenses and other current assets	21,612	22,216	16,425
Deferred income taxes	31,708	35,675	24,114
Total current assets	913,768	957,703	785,433
Property, plant, and equipment, net	182,193	170,110	127,736
Goodwill	188,731	189,749	189,696
Tradenames and other intangibles, net	305,974	306,072	306,353
Deferred debt issuance costs, net	2,682	2,878	2,447
Other assets	4,333	3,597	399
Total assets	$1,597,681	$1,630,109	$1,412,064
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$—	$—	$—
Accounts payable	97,884	149,625	67,610
Other current liabilities	72,590	94,610	51,484
Total current liabilities	170,474	244,235	119,094
Long-term debt	186,000	186,000	236,000
Deferred income taxes	112,015	114,341	113,773
Other long-term liabilities	106,004	100,054	100,555
Total liabilities	574,493	644,630	569,422
Commitments and contingencies
Stockholders’ equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at March 30, 2013, December 29, 2012, and March 31, 2012, respectively	—	—	—
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 59,358,011, 59,126,639, and 58,938,891 shares issued and outstanding at March 30, 2013, December 29, 2012, and March 31, 2012, respectively	594	591	589
Additional paid-in capital	248,032	250,276	235,198
Accumulated other comprehensive loss	(12,670)	(11,205)	(10,087)
Retained earnings	787,232	745,817	616,942
Total stockholders’ equity	1,023,188	985,479	842,642
Total liabilities and stockholders’ equity	$1,597,681	$1,630,109	$1,412,064

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(unaudited)

	For the fiscal quarters ended
	March 30, 2013	March 31, 2012
Cash flows from operating activities:
Net income	$41,415	$32,275
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,389	8,589
Non-cash revaluation of contingent consideration	891	692
Amortization of debt issuance costs	196	177
Non-cash stock-based compensation expense	4,065	2,868
Income tax benefit from stock-based compensation	(3,531)	(1,535)
Loss on disposal of property, plant, and equipment	88	391
Deferred income taxes	1,837	201
Effect of changes in operating assets and liabilities:
Accounts receivable	(10,402)	(20,807)
Inventories	64,592	82,000
Prepaid expenses and other assets	(221)	2,215
Accounts payable and other liabilities	(58,191)	(24,624)

Net cash provided by operating activities	53,128	82,442

Cash flows from investing activities:
Capital expenditures	(31,426)	(16,381)
Proceeds from sale of property, plant, and equipment	—	6

Net cash used in investing activities	(31,426)	(16,375)

Cash flows from financing activities:
Borrowings under revolving credit facility	—	2,500
Payments on revolving credit facility	—	(2,500)
Repurchase of common stock	(8,942)	—
Income tax benefit from stock-based compensation	3,531	1,535
Withholdings from vesting of restricted stock	(4,383)	(2,247)
Proceeds from exercise of stock options	3,760	1,682

Net cash (used in) provided by financing activities	(6,034)	970

Effect of exchange rate changes on cash	(341)	4
Net increase in cash and cash equivalents	15,327	67,041
Cash and cash equivalents, beginning of period	382,236	233,494

Cash and cash equivalents, end of period	$397,563	$300,535

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)

	Quarter ended March 30, 2013
	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$185.4	$66.9	$41.4	$0.69
Office consolidation costs (a)	(8.0)	8.0	5.1	0.09
Revaluation of contingent consideration (b)	(0.9)	0.9	0.9	0.02
Facility closure costs - Hogansville DC (c)	(0.6)	0.6	0.4	0.01
As adjusted (d)	$175.9	$76.4	$47.7	$0.79

	Quarter ended March 31, 2012
	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$149.7	$53.8	$32.3	$0.54
Revaluation of contingent consideration (b)	(0.7)	0.7	0.7	0.01
Facility closure costs - Hogansville DC (c)	(1.1)	1.1	0.7	0.01
As adjusted (d)	$147.9	$55.6	$33.7	$0.56

(a)	Costs related to the office consolidation.

(b)	Revaluation of the contingent consideration liability associated with the Company's acquisition of Bonnie Togs.

(c)	Costs related to the closure of a distribution facility located in Hogansville, GA, announced in the first quarter of fiscal 2012.

(d)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

Note: Results may not be additive due to rounding. Certain prior year amounts have been reclassified for comparative purposes.

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)

	Quarter ended June 30, 2012
	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$156.3	$34.4	$20.8	$0.35
Revaluation of contingent consideration (a)	(1.1)	1.1	1.1	0.01
Facility closure costs - Hogansville DC (b)	(0.7)	0.7	0.5	0.01
As adjusted (d)	$154.5	$36.2	$22.4	$0.37

	Fiscal year ended December 29, 2012
	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$713.2	$262.0	$161.2	$2.69
Office consolidation costs (c)	(6.4)	6.4	4.0	0.07
Revaluation of contingent consideration (a)	(3.6)	3.6	3.6	0.06
Facility closure costs - Hogansville DC (b)	(3.1)	3.1	1.9	0.03
As adjusted (d)	$700.1	$275.1	$170.7	$2.85

(a)	Revaluation of the contingent consideration liability associated with the Company's acquisition of Bonnie Togs.

(b)	Costs related to the closure of a distribution facility located in Hogansville, GA, announced in the first quarter of fiscal 2012.

(c)	Costs related to the office consolidation.

(d)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

Note: Results may not be additive due to rounding. Certain prior year amounts have been reclassified for comparative purposes.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS

	For the quarters ended
	March 30, 2013	March 31, 2012
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	58,467,804	58,057,275
Dilutive effect of unvested restricted stock	181,030	178,708
Dilutive effect of stock options	696,374	604,735
Diluted number of common and common equivalent shares outstanding	59,345,208	58,840,718

As reported on a GAAP Basis:
Basic net income per common share:
Net income	$41,415,000	$32,275,000
Income allocated to participating securities	(602,390)	(442,525)
Net income available to common shareholders	$40,812,610	$31,832,475

Basic net income per common share	$0.70	$0.55

Diluted net income per common share:
Net income	$41,415,000	$32,275,000
Income allocated to participating securities	(595,402)	(438,025)
Net income available to common shareholders	$40,819,598	$31,836,975

Diluted net income per common share	$0.69	$0.54

As adjusted (a):
Basic net income per common share:
Net income	$47,709,000	$33,668,000
Income allocated to participating securities	(693,938)	(461,625)
Net income available to common shareholders	$47,015,062	$33,206,375

Basic net income per common share	$0.80	$0.57

Diluted net income per common share:
Net income	$47,709,000	$33,668,000
Income allocated to participating securities	(685,887)	(456,930)
Net income available to common shareholders	$47,023,113	$33,211,070

Diluted net income per common share	$0.79	$0.56

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded $6.3 million and $1.4 million in after-tax expenses from these results for first fiscal quarters of 2013 and 2012, respectively.